CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333- 264994) and Form S-8 (Nos. 333-252906, 333-264995, 333-270676 and 333-274127) of Elicio Therapeutics, Inc. of our report dated March 29, 2024, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, which appears in this Form 10-K. /s/ BAKER TILLY US, LLP Tewksbury, Massachusetts March 29, 2024